Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into effective the 17th day of August, 2006, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation (hereinafter referred to as the “Company”); and HOWARD R. LEVINE (hereinafter referred to as the “Employee”);

WHEREAS, the Company and Employee are currently parties to that certain Employment Agreement effective as of August 18, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and Employee further desire to amend such Employment Agreement to ensure compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

1.                  The following paragraph 5(c) shall be added to the Employment Agreement:

(c) The Employee shall have the use of the Company’s airplane(s) for any and all business related travel.  In addition, in recognition of the personal security, safety and efficiency issues associated with the use of alternative transportation, the Employee shall have the non-exclusive right to use of the Company’s airplane(s) for personal travel for himself and/or his family and guests with such limits and/or conditions as may be annually reviewed and established by the Board; provided that the Company shall impute income to the Employee as taxable compensation as required by Internal Revenue Code of 1986, as amended, with respect to such usage and further provided that the Company is under no obligation to increase its number of airplanes or to charter additional airplanes for this purpose.

2.                  The following paragraph 12 shall be added to the Employment Agreement:

12.  Compliance with Code Section 409A.  This Agreement is intended to comply with Code Section 409A.  Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted, operated and administered consistent with this intent.  In that regard, the payment of any amounts under this Agreement that are subject to Code Section 409A in connection with the Executive’s termination of employment shall not be made earlier than six (6) months after the Executive’s date of termination to the extent required by Code Section 409A(a)(2)(B)(i).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

FAMILY DOLLAR STORES, INC.

	By:	/s/Janet G. Kelley
	Title:	/s/Senior Vice President,
General Counsel & Secretary

Attest:
/s/Janice Burris
Asst. Secretary

EMPLOYEE

/s/Howard R. Levine
HOWARD R. LEVINE

Witness:

/s/Janice Burris